CERTIFICATION

Re:	Merrill Lynch Mortgage Trust 2008-C1 (the “Trust”), Commercial Mortgage Pass-Through Certificates, Series 2008-C1

I, Peter Cookson, certify that (capitalized terms used herein but not defined shall have the meanings assigned to such terms in the Pooling and Servicing Agreement, dated as of June 1, 2008 (the “Pooling and Servicing Agreement”), and relating to the Trust):

1.           I have reviewed this annual report on Form 10-K, and all reports on Form 10-D required to be filed in respect of the period covered by this annual report on Form 10-K of the Trust (the “Exchange Act Periodic Reports”);

2.           Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.           Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports;

4.           Based on my knowledge and the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act Periodic Reports, the servicers have fulfilled their obligations under the Pooling and Servicing Agreement in all material respects; and

5.           All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report.  Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications set forth above, I have reasonably relied on information provided to me by the following unaffiliated parties:

(i) Midland Loan Services, Inc., as Master Servicer No. 2, Special Servicer and as special servicer with respect to the Arundel Mills Loan Combination under the Banc of America Commercial Mortgage Trust 2007-4 pooling and servicing agreement;

(ii) Wachovia Bank, National Association (“Wachovia”), as Master Servicer No. 3;

(iii) KeyCorp Real Estate Capital Markets, Inc., as master servicer with respect to the Farallon Portfolio Loan Combination under the ML-CFC Commercial Mortgage Trust 2007-8 pooling and servicing agreement and as a servicing function participant with respect to Wells Fargo Bank, National Association;

(iv) LNR Partners, Inc., as special servicer with respect to the Farallon Portfolio Loan Combination under the ML-CFC Commercial Mortgage Trust 2007-8 pooling and servicing agreement;

(v) Wells Fargo Bank, National Association, as trustee with respect to the Arundel Mills Non-Trust Mortgage Loan that is included in the trust established under the under the Banc of America Commercial Mortgage Trust 2007-4 pooling and servicing agreement and as master servicer with respect to the Apple Hotel Portfolio Loan Combination under the Morgan Stanley Capital I Trust 2008-TOP29 pooling and servicing agreement;

(vi) Centerline Servicing, Inc., as special servicer with respect to the Apple Hotel Portfolio Loan Combination under the Morgan Stanley Capital I Trust 2008-TOP29 pooling and servicing agreement;

(vii) U.S. Bank, National Association, as Trustee;

(viii) Capmark Finance Inc., as a primary servicer of certain mortgage loans sold by it to Merrill Lynch Mortgage Investors, Inc.;

(ix) First American Commercial Real Estate Services Inc., as a servicing function participant with respect to Wachovia; and

(x)  Zenta, LLC, as a servicing function participant with respect to Wachovia.

Date:       March 27, 2009

Merrill Lynch Mortgage Investors, Inc.

By:	/s/ Peter Cookson______________
Name:     Peter Cookson
Title:       Executive Vice President and Chief
Officer in Charge of Commercial
Mortgage Securitization
(senior officer in charge of securitization
of the depositor)